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                               PURCHASE AGREEMENT

                                     BETWEEN

                      SYNTROLEUM/SWEETWATER COMPANY, L.L.C.

                                       AND

                      ENRON CAPITAL & TRADE RESOURCES CORP.







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                                  CONFIDENTIAL


                               PURCHASE AGREEMENT

         This Purchase Agreement is entered into effective as of the 12th day of January, 1998, by and among SYNTROLEUM/SWEETWATER COMPANY, L.L.C., a Delaware limited liability company (the "Company"), and ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation ("ECT").

         RECITALS

         A. The Company is engaged in the business of designing, constructing and operating the Plant.

         B. The Company, in order to obtain additional equity capital to further its business operations, desires to sell and issue to ECT Membership Interest on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and in consideration of the agreements and benefits set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and ECT agree as follows.

                                 1. DEFINITIONS

         The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof).

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         1.01 "ACT" means the Delaware Limited Liability Company Act, Title
6, Delaware Code, Sections 18-101 et seq., as it may be amended from time to time, and any successor to such Act.

         1.02 "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         1.03 "AFFILIATE" of a Person means (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

         1.04     "AGREEMENT" means this Purchase Agreement.

         1.05 "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not claimed on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         1.06 "CAPITAL COMMITMENT" means the amount which ECT has agreed to contribute to the capital of the Company under SECTION 2.01.

         1.07 "CAPITAL CONTRIBUTION" means the contributions to the capital of the Company made in cash by ECT under SECTIONS 2.01(a) AND (b).

         1.08 "CLASS B MEMBER" means SLH, ECT and any Person otherwise admitted to the Company as a Class B Member pursuant to the Company Agreement.

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                                  CONFIDENTIAL

         1.09 "CLASS B UNITS" means the units of Class B Membership Interest issued to ECT under this Agreement.

         1.10 "CLOSING" means either the First Closing or the Second Closing as the context requires.

         1.11 "CLOSING DATE" means either the First Closing Date or the Second Closing Date as the context requires.

         1.12 "COMPANY" means Syntroleum/Sweetwater Company, L.L.C., a Delaware limited liability company.

         1.13 "COMPANY AGREEMENT" means that certain First Amended and Restated Operating Agreement dated as of the Effective Date between SLH, ECT and the Company as amended, amended or restated, or otherwise modified from time to time.

         1.14 "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         1.15 "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital securities, Assets or business.

         1.16 "DEFAULT" means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change or renegotiate the current terms of, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

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                                  CONFIDENTIAL

         1.17 "ECT" means Enron Capital and Trade Resources Corp., a Delaware corporation.

         1.18 "EFFECTIVE DATE" means the date set forth in the first paragraph of this Agreement.

         1.19 "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

         1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.21 "FINAL CLOSING" means the payment by ECT to the Company of the remaining balance of its Capital Commitment and admission of Additional Class B members, if any, to the Company and consummation of the other transactions contemplated for the Final Closing, all as provided in this Agreement.

         1.22 "FINAL CLOSING DATE" means the date on which the Final Closing occurs.

         1.23 "FIRST CLOSING" means the execution by Syntroleum, SLH and ECT of the Company Agreement and this Agreement, the payment by ECT to the Company of the first $1,000,000 of ECT's Capital Commitment and the admission of ECT to the Company as a Class B Member, and consummation of the other transactions contemplated for the First Closing, all as provided in this Agreement.

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         1.24 "FIRST CLOSING DATE" means the date on which the First Closing occurs.

         1.25 "GAAP" means generally accepted accounting principles, consistently applied during the periods involved.

         1.26 "HAZARDOUS MATERIAL" means (i) any hazardous substance, hazardous material hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         1.27 "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, service marks, service names, trade names and all applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

         1.28 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.29 "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, general counsel, any assistant or deputy general counsel, or any vice president of such Person.

         1.30 "LAW" means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

         1.31 "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person

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                                  CONFIDENTIAL

(other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         1.32 "LICENSE AGREEMENT" means the site license agreement between Syntroleum and the Company dated as of the Effective Date pursuant to which the Company has received a non-exclusive site license to practice the Syntroleum Process at the Plant.

         1.33 "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of the Assets subject to, such Lien.

         1.34 "LITIGATION" means any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

         1.35 "MANAGER" means the manager of the Company as set forth in the Company Agreement.

         1.36 "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         1.37 "MATERIAL ADVERSE EFFECT" on a Party means an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such

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                                  CONFIDENTIAL

Party to perform its obligations under this Agreement or the other transactions contemplated by this Agreement.

         1.38 "MEMBER" means each Person who executes a counterpart of the Company Agreement as a member.

         1.39 "MEMBERSHIP INTEREST" means a Member's entire interest in the Company including any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Managers granted under the Company Agreement or by the applicable provisions of the Act and such other rights and privileges that the Member may enjoy by being a Member.

         1.40 "1933 ACT" means the Securities Act of 1933, as amended.

         1.41 "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         1.42 "OPTION AGREEMENT" means the agreement between Syntroleum and ECT dated as of the Effective Date granting certain options to such parties with respect to the purchase, sale or exchange of ECT's Membership Interest.

         1.43 "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

         1.44 "PARTY" means either the Company or ECT, and PARTIES means both the Company and ECT.

         1.45 "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         1.46 "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint

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                                  CONFIDENTIAL

venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         1.47 "PLANT" means the commercial facility to be designed and constructed by the Company in Sweetwater County, Wyoming to practice the Syntroleum Process under the License Agreement.

         1.48 "REGULATORY AUTHORITIES" means, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

         1.49 "SECURITIES LAWS" means the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         1.50 "SLH" means SLH Corporation, a Kansas corporation.

         1.51 "SUBSIDIARIES" means all Persons of which a Party owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

         1.52 "SWEETWATER DISCLOSURE MEMORANDUM" means the written information entitled "Sweetwater Disclosure Memorandum" delivered to ECT prior to the First Closing and as supplemented in writing prior to the Final Closing describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

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                                  CONFIDENTIAL

         1.53 "SWEETWATER FINANCIAL STATEMENTS" means the balance sheet of the Company as of November 30, 1997 and related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to period ended November 30, 1998.

         1.54 "SYNTROLEUM" means Syntroleum Corporation, an Oklahoma corporation.

         1.55 "SYNTROLEUM PROCESS" shall have the meaning given in the License Agreement.

         1.56 "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                   2. PURCHASE AND SALE OF MEMBERSHIP INTEREST

         2.01 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, ECT agrees to contribute $15,450,000 to the capital of the Company as follows:

              (a) At the First Closing the Company agrees to sell to ECT, and ECT agrees to purchase from the Company, four (4) Class B Units, representing four percent (4%) of the aggregate Membership Interest in the Company, for a Capital Contribution of $1,000,000, payable in cash or immediately available funds at First Closing.

              (b) At the Final Closing the Company agrees to sell to ECT, and ECT agrees to purchase from the Company, that number of additional Class B Units sufficient to represent an additional seven percent (7%) of the aggregate Membership Interest in the Company for a Capital Contribution of $14,450,000, payable in cash or immediately available funds at Final Closing.

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2.02     CLOSING.

         (a) The purchase and sale of Membership Interest at the First Closing pursuant to in SECTION 2.01(a) of this Agreement shall take place at 10:00 a.m. at the offices of Syntroleum Corporation, 1350 South Boulder, Suite 1100, Tulsa, Oklahoma, 74119, on January ___, 1998 or at such other time and place as ECT and the Company agree in writing.

         (b) The purchase and sale of the Membership Interest at the Final Closing pursuant to in SECTION 2.01(b) of this Agreement shall take place at the offices of Syntroleum Corporation, 400 South Boston, Suite 1000, Tulsa, Oklahoma, 74103, at the time and on the date agreed upon by ECT and the Company, but in no event later than five business days after satisfaction of the conditions set forth in SECTION 6.02(c) or at such other time and place as ECT and the Company agree in writing.


              3. ADDITIONAL AGREEMENTS AND CLOSING DELIVERIES

3.01     FIRST CLOSING DELIVERIES.

         (a) At the First Closing, the Company will execute and deliver to ECT the following:

             (i)   an original of this Agreement;

             (ii)  an original of the Option Agreement;

             (iii) an original of the Company Agreement;

             (iv)  a Company certificate representing ECT's Membership Interest;

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             (v)   a certified copy of the Certificate of Organization of the
         Company, as currently in force and effect;

             (vi) resolutions of the Members of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, such resolutions to be certified by the Manager of the Company as being true and correct and subject to no modifications or amendments;

             (vii) a Certificate of the Secretary of State of the State of Delaware establishing that the Company is in existence and a certificate of the proper official of the State of Delaware establishing that the Company is in good standing to transact business in the State of Delaware dated not more than 10 days prior to Closing;

             (viii) a Certificate of the Secretary of State of the State of Wyoming establishing that the Company is duly qualified to transact business and in good standing in the State of Wyoming;

             (ix) the certificates, instruments and documents referred to in SECTIONS 6.02(a) and (b); and

             (x) such other documents, agreements, and instruments otherwise required by this Agreement or as may be reasonably requested by ECT.

        (b) At the First Closing, ECT will execute and deliver to the Company the following:

             (i)      an original of this Agreement;

             (ii)     an original of the Option Agreement;

             (iii)    an original of the Company Agreement;

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             (iv) the sum of $1,000,000 in cash or other immediately
         available funds, payable to the Company;

             (v) resolutions of the Board of Directors of ECT authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, such resolutions to be certified by the Secretary of ECT as being true and correct and subject to no modifications or amendments;

             (vi) a Certificate of the Secretary of State of the State of Delaware establishing that ECT is in existence and a certificate of the proper official of the State of Delaware establishing that the Company is in good standing to transact business in the State of Delaware dated not more than 10 days prior to Closing;

             (vii) the certificates, instruments and documents referred to in SECTIONS 6.02(a) and (b); and

             (viii) such other documents, agreements and instruments otherwise required by this Agreement or as may be reasonably requested by the Company.

3.02     FINAL CLOSING DELIVERIES.

         (a) At the Final Closing, the Company will execute and deliver to ECT the following:

             (i) a Company certificate representing ECT's additional Membership Interest;

             (ii) a certified copy of the Certificate of Organization and a copy of the Company Agreement certified by the Manager of the Company, as currently in force and effect;

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             (iii) resolutions of the Members of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, such resolutions to be certified by the Manager of the Company as being true and correct and subject to no modifications or amendments;

             (iv) a Certificate of the Secretary of State of the State of Delaware establishing that the Company is in existence and a certificate of the proper official of the State of Delaware establishing that the Company is in good standing to transact business in the State of Delaware dated not more than 10 days prior to Closing;

            (v) a Certificate of the Secretary of State of the State of Wyoming establishing that the Company is duly qualified to transact business and in good standing in the State of Wyoming;

            (vi) the certificates, instruments and documents referred to in SECTION 6.02(c); and

            (vii) such other documents, agreements, and instruments otherwise required by this Agreement or as may be reasonably requested by ECT.

         (b) At the Final Closing, ECT will execute and deliver to the Company the following:

            (i) the sum of $14,450,000 in cash or other immediately available funds, payable to the Company;

            (ii) resolutions of the Board of Directors of ECT authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, such resolutions to be certified by the Secretary of ECT as being true and correct and subject to no modifications or amendments;

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            (iii) a Certificate of the Secretary of State of the State of
         Delaware establishing that the Company is in existence and a certificate of the proper official of the State of Delaware establishing that the Company is in good standing to transact business in the State of Delaware dated not more than 10 days prior to Closing;

            (iv) the certificates, instruments and documents referred to in
         SECTION 6.02(c); and

            (v) such other documents, agreements and instruments otherwise required by this Agreement or as may be reasonably requested by the Company.

                4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to ECT that the following statements are true and correct as of the Effective Date and will be true and correct at Closing, except as expressly qualified or modified in this Agreement or by the Sweetwater Disclosure Memorandum.

         4.01 ORGANIZATION, STANDING, AND POWER. The Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as now conducted and to own, lease and operate its Assets. The Company is duly qualified or licensed to transact business as a foreign limited liability company in good standing in the states of the United States where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         4.02 AUTHORITY. The Company has the power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the

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transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, have been validly authorized by all necessary action in respect thereof on the part of the Company. This Agreement represents a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         4.03 NO BREACH. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the provisions of this Agreement, will (i) conflict with or result in a breach of any provision of the Company's Certificate of Organization or the Company Agreement, or (ii) constitute or result in a Default under, or require any consent pursuant to, or result in the creation of any Lien on any Asset of any of the Company under, any Contract or Permit of the Company, or, (iii) violate any Law or Order applicable to the Company or any of its material Assets.

         4.04 NO NOTICE OR CONSENT. No notice to, filing with, or consent of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated in this Agreement.

         4.05  SUBSIDIARIES. The Company has no subsidiaries.

         4.06 ABSENCE OF CERTAIN UNDISCLOSED LIABILITIES. The Company has no Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, except Liabilities which are accrued or reserved against in the consolidated balance sheet of the Company as of November 30, 1997 included in the Sweetwater Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto and except as disclosed in SECTION 4.06 of the Sweetwater Disclosure Memorandum. Except as disclosed in SECTION 4.06 of the Sweetwater Disclosure

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Memorandum, the Company has not incurred or paid any Liability since November
30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in SECTION 4.06 of the Sweetwater Disclosure Memorandum, the Company is not directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated by, discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $100,000.

         4.07 TAX MATTERS. All Tax returns required to be filed by or on behalf of any of the Company have been timely filed or requests for extensions have been timely filed, granted, and have not and all Tax returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax returns have been paid. There is no audit examination, deficiency, or refund litigation with respect to any Taxes.

         4.08 ASSETS. Except as disclosed in SECTION 4.08 of the Sweetwater Disclosure Memorandum, the Company has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the business of the Company are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the Company's past practices. All Assets which are material to the Company's business held under leases or subleases by the Company are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such contract is in full force and effect. The Assets of the Company include all Assets required to operate the business of the Company as presently conducted.

         4.09 INSURANCE. SECTION 4.09 of the Sweetwater Disclosure Memorandum sets forth the following information with respect to each insurance policy (including policies

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providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage.

              (a)  the name, address, and telephone number of the agent;

              (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

              (c)  the policy number and the period of coverage;

              (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

              (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) neither the Company nor any other party to the policy is in breach or Default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or Default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof.

                  4.10 INTELLECTUAL PROPERTY.

              (a) The Company owns or has the right to use pursuant to a Contract, all Intellectual Property necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to Closing

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         will be owned or available for use by the Company on identical terms and conditions immediately subsequent to Closing. The Company has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

              (b) To its Knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

              (c) SECTION 4.10(c) of the Sweetwater Disclosure Memorandum identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to a Contract. The Company has delivered to ECT correct and complete copies of all such Contracts (as amended to date). With respect to each item of Intellectual Property identified in SECTION 4.10(c) of the Sweetwater Disclosure Memorandum:

                  (i) the Contract covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following Closing;

                  (iii) no party to the Contract is in breach or Default,
              and no event has occurred which with notice or lapse of time would constitute a breach or Default or permit termination, modification, or acceleration thereunder;

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                  (iv)  no party to the Contract had repudiated any
              provision thereof;

                  (v) to the Knowledge of the Company, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vi) to the Knowledge of the Company, no action, suit,
              proceeding, hearing, investigation, charge, complaint, claim, or demand is pending is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (vii) the Company has not granted any sublicense or
              similar right with respect to the Contract.

     4.11 ENVIRONMENTAL MATTERS. To the Knowledge of the Company, the Company, its facilities, and properties are, and have been, in compliance with all Environmental Laws. There is no Litigation pending or to the Knowledge of the Company, threatened, before any court, governmental agency, or authority or other forum in which the Company or any of its properties or facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance with any Environmental Law, or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by the Company or any of its properties or facilities, nor is there any reasonable basis for any such Litigation. To the Knowledge of the Company there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) any properties or facilities of the Company.

      4.12 COMPLIANCE WITH LAWS. The Company is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business and has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that the Company is not in compliance with any of the Laws or Orders which such governmental

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authority or Regulatory Authority enforces, (ii) threatening to revoke any
Permits, or (iii) requiring the Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Company resolution or similar undertaking. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to ECT.

     4.13 LABOR RELATIONS. The Company is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is the Company a party to any collective bargaining agreement, nor is there any strike or other labor dispute involving the Company, pending or threatened, or to the Knowledge of the Company, is there any activity involving any Company employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     4.14 MATERIAL CONTRACTS. SECTION 4.14 of the Sweetwater Disclosure Memorandum lists the following Contracts to which the Company is a party:

           (a) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

           (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year and involve consideration in excess of $100,000;

           (c) any agreement concerning a partnership or joint venture;

           (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or

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     any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Lien on any of its Assets;

           (e) any agreement concerning confidentiality or noncompetition;

           (f) any agreement with Syntroleum;

           (g) any profit sharing, Membership Interest option, Membership Interest purchase, Membership Interest appreciation, deferred compensation, severance, or other Material plan or arrangement for the benefit of its current or former members, Managers, and employees;

           (h) any collective bargaining agreement;

           (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

           (j) any agreement under which it has advanced or loaned any amount to any of its Members, Managers, and employees outside the ordinary course of business;

           (k) any agreement under which the consequences of a Default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company; or

           (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

     The Company has delivered to ECT a correct and complete copy of each written Contract listed in SECTION 4.14 of the Sweetwater Disclosure Memorandum (as amended to date) and a written summary setting forth the terms and conditions or each oral Contract referred to in SECTION 4.14 of the Sweetwater Disclosure Memorandum. With respect to each such Contract (i) the Contract is legal, valid, binding, enforceable, and in full force

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and effect; (ii) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) no party is in breach or Default, and no event has occurred which with notice or lapse of time would constitute a breach or Default, or permit termination, modification, or acceleration, under the Contract and (iv) no party has repudiated any provision of the Contract.

     4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against the Company, or against any Asset, of the Company that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authority, other governmental authority, or arbitrator outstanding against the Company. SECTION 4.15 of the Sweetwater Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which the Company is a party and which names the Company as a defendant or crossdefendant, or for which the Company has potential exposure.

     4.16 EMPLOYEE BENEFITS. SECTION 4.14 of the Sweetwater Disclosure Memorandum lists each employee benefit plan that the Company maintains or to which the Company contributes. To the Knowledge of the Company, each such employee benefit plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Internal Revenue Code, except where the failure to comply would not have a Material Adverse Effect on the financial condition of the Company.

     4.17 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by the Company or any Affiliate thereof to ECT pursuant to this Agreement or any other document, agreement, or instrument referred to herein or will contain any untrue statement of material fact or omit any statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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         4.18 LIMITATION ON REPRESENTATIONS. The Company shall not be deemed to have made any representation or warranty to ETC other than as expressly made by the Company in this ARTICLE 4. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company in this ARTICLE 4, the Company makes no representation or warranty to ECT with respect to (a) any projections, estimates or budgets heretofore delivered or made available to ECT of future revenues, expenses or expenditures or future results of operations except that the Company represents and warrants that all such projections, estimates and budgets were prepared on the basis of assumptions, data, information, tests or conditions believed by the Company to be reasonable at the time such projections, estimates or budgets were furnished to ECT (with the exception of the estimate of catalyst expense which is expected to be higher than originally projected), or (b) except as expressly covered by a representation and warranty contained in this ARTICLE 4, any other information or documents (financial or otherwise) made available to ECT or its counsel, accountants or advisors with respect to the Company.

                    5. REPRESENTATIONS AND WARRANTIES OF ECT

         ECT represents and warrants that the following statements are true and correct as of the Effective Date and will be true and correct at Closing.

         5.01 ORGANIZATION, STANDING, AND POWER. ECT is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as now conducted and to own, lease and operate its Assets. ECT is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ECT.

         5.02 AUTHORITY. ECT has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the

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transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, have been validly authorized by all necessary corporate action in respect thereof on the part of ECT. This Agreement represents a legal, valid, and binding obligation of ECT, enforceable against ECT in accordance with its terms except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         5.03 NO BREACH. Neither the execution and delivery of this Agreement by ECT, nor the consummation by ECT of the transactions contemplated by this Agreement, nor compliance by ECT with any of the provisions of this Agreement, will (i) conflict with or result in a breach of any provision of ECT's Certificate of Incorporation or bylaws, or (ii) constitute or result in a Default under, or require any consent pursuant to, or result in the creation of any lien on any Asset of any of ECT under, any Contract or Permit of ECT, or, (iii) violate any Law or Order applicable to ECT or any of its material Assets.

         5.04 NO NOTICE OR CONSENT. No notice to, filing with, or consent of, any public body or authority is necessary for the consummation by ECT of the transactions contemplated in this Agreement.

         5.05 INVESTOR STATUS. ECT is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act.

         5.06 SPECULATIVE NATURE AND RISK. ECT acknowledges the speculative nature of and the risks associated with an investment in the Company. ECT confirms that it has fully considered and understands for purposes of this investment, in consultation with its legal, accounting, tax, or other advisors, that (a) the Company has limited financial operating history, (b) the Membership Interest is a speculative investment which involves

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                                  CONFIDENTIAL

a high degree of risk, and (c) there are substantial restrictions on the transferability of, and there will be no public market for, the Membership Interest.

         5.07 DUE DILIGENCE INVESTIGATION. ECT acknowledges that (a) it has had the opportunity to visit with the Company and meet with its officers (including officers of the Manager) and other representatives to discuss the business and the Assets, Liabilities, financial condition, cash flow and operations of the Company, and (b) all materials and information regarding the Company requested by ECT have been provided to ECT to ECT's reasonable satisfaction. ECT confirms that in making its decision to acquire the Membership Interest it has made and relied upon the independent examination, investigation, analysis and evaluation of the Company, including ECT's own estimate of the value of the Company's business, made by it or its representatives, including its own professional legal, accounting, tax, and other advisors. ECT acknowledges that it and such representatives have been given the opportunity to examine all relevant documents and to ask questions of, and to received answers from the Company or a person(s) acting on its behalf concerning the Company and to obtain any additional information it deems appropriate to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. ECT further acknowledges that it has undertaken such due diligence (including a review of the Assets, Liabilities, books, records and contracts of the Company) as ECT deems adequate, including that described above.

         5.08 LIMITED TRANSFERABILITY. ECT acknowledges that the Membership Interest issued to ECT under this Agreement has not been and will not be registered under the 1933 Act or the securities Laws of any other state and is being offered, and will be sold, pursuant to applicable exemptions from such registration and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the 1933 Act. The Membership Interest may not be resold in the absence of an effective registration thereof under the 1933 Act and applicable state securities Laws or unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

         5.09 ACQUISITION FOR INVESTMENT. ECT is acquiring the Membership Interest issued or to be issued to ECT under this Agreement for its own account, for investment

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                                  CONFIDENTIAL

purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the 1933 Act in a manner which would require registration under the 1933 Act or any state securities Laws.

         5.10 FURTHER RESTRICTIONS. ECT acknowledges that it is aware that substantial restrictions exist with respect to the transferability of the Membership Interest under the terms of the Company Agreement. Additionally, since the Membership Interest is not registered under the 1933 Act, as amended, or any applicable state securities Laws, none of such securities shall be sold, transferred, pledged or hypothecated absent registration under the 1933 Act and such state securities Laws, or unless such sale, transfer, pledge or hypothecation is exempt from registration under such Laws. ECT may only transfer any of such securities if such transfer is in accordance with applicable Law and in accordance with the terms of the Company Agreement and if such transfer is in accordance with or has been registered under such Laws or counsel to the Company has rendered an opinion that such transfer is exempt from such registration.

         5.11 RESTRICTIVE LEGEND. ECT understands and acknowledges that the certificates evidencing the Membership Interest issued pursuant to this Agreement shall bear the following restrictive legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

or such other restrictive legend as counsel to the Company may reasonably deem appropriate at the time of such issuance. Additionally, the certificates evidencing the Membership Interest issued pursuant to the Agreement shall bear a restrictive legend with respect to the transfer restrictions set forth in the Company Agreement.

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              6. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         6.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to
SECTION 8.07 of this Agreement:

                  (a) Each Party shall have obtained any and all Consents required for consummation of the transactions or for the preventing of any Default under any Contract, Order or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (b) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or Regulatory Authority of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of ECT to own the Membership Interest, or (iv) affect adversely the right of the Company to own its Assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         6.02      CONDITIONS TO OBLIGATIONS OF ECT.

                  (a) The obligations of ECT to perform this Agreement and consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by ECT pursuant to SECTION 8.07 of this Agreement:

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                           (i) For purposes of this SECTION 6.02(a)(i), the
                  accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects.

                           (ii) Each and all of the agreements and covenants of
                  the Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated by this Agreement prior to the Closing Date shall have been duly performed and complied with in all material respects.

                           (iii) The Company shall have delivered to ECT (i) a
                  certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer, to the effect that the conditions set forth in this SECTION 6.02(a) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Members of the Company evidencing the taking of all action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, all in such reasonable detail as ECT and its counsel shall request.

                           (iv) ECT shall have received an opinion of Eric
                  Grimshaw, Vice President and General Counsel of the Company, dated as of the Closing, in form and substance reasonably acceptable to ECT.

                           (v) all actions to be taken by the Company in
                  connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments, and other documents required to effect

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                  the transaction contemplated by this Agreement will be
                  reasonably satisfactory in form and substance to ECT.

                  (b) In addition to satisfaction of the conditions set forth in
         SECTION 6.02(a), the obligations of ECT to perform this Agreement and consummate the transactions contemplated by this Agreement at the First Closing are subject to the satisfaction of the following conditions, unless waived by ECT pursuant to SECTION 8.07 of this Agreement:

                           (i) the Company shall have delivered to ECT a
                  written review of the Syntroleum Process conducted by Purvin and Gertz, Inc. acceptable to ECT;

                           (ii) preliminary technical, financial, operational
                  and managerial aspects of the Company and Plant shall be acceptable to ECT;

                           (iii) the Company shall have delivered to ECT a
                  patent infringement comfort letter and a description of the patents relating to the Syntroleum Process;

                           (iv) SLH shall have contributed $1,500,000 in cash to
                  the capital of the Company;

                           (v) Syntroleum shall have contributed $500,000 in
                  cash to the capital of the Company;

                           (vi) there shall not have occurred any material
                  adverse change in the business, affairs and prospects (financial or otherwise) of the Company;

                           (vii) there shall be no Defaults or events of Default
                  existing under any Contracts to which the Company is a Party;

                           (viii) ECT shall have received internal credit and
                  management approvals to enter into this Agreement; and

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                           (ix) the License Agreement shall have been executed
                  by the Company and Syntroleum on terms acceptable to ECT.

                           (x) ECT and Syntroleum shall have entered into a
                  50,000 barrel capacity Volume License Agreement on terms (including a waiver of the payment required by Section 5.01 of the License Agreement) acceptable to ECT and Syntroleum.

                  (c) In addition to satisfaction of the conditions set forth in
         SECTION 6.02(a), the obligations of ECT to perform this Agreement and consummate the transactions contemplated by this Agreement at the Final Closing are subject to the satisfaction of the following conditions, unless waived by ECT pursuant to SECTION 8.07 of this Agreement.

                           (i) any change in management of the Company,
                  including technical, financial and operational capabilities, shall be acceptable to all Members;

                           (ii) there shall not have occurred any material
                  adverse change in the business, affairs and prospects (financial or otherwise) of the Company;

                           (iii) all documents (including authorizing documents
                  and legal opinions) required for Capital Contributions and senior and subordinated loans necessary to finance the design, engineering and construction of the Plant and working capital needs of the Company, including (x) aggregate Capital Contributions to the Company of no less than $46,350,000, (y) a senior term loan in the principal amount of $156,000,000, and (z) a subordinated Loan in the principal amount of $35,000,000, will be on terms and with parties satisfactory to all Members;

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                           (iv) the Company shall not be in Default, nor shall
                  there have occurred any event which, with the passage of time, would result in a Default, under any Contract to which the Company is a party;

                           (v) the Company shall have completed, to the
                  satisfaction of all Members, at the Company's expense and using independent engineering and environmental consultants acceptable to all Members, a technical review (including environmental review and site audit) and analysis of the Plant with respect to the integrity and feasibility of all engineering, site conditions, permits, environmental requirements, design, technology, capacity, construction, completion schedule, final cost budget and operating specifications;

                           (vi) the Company shall have executed a fixed price
                  turnkey agreement for the engineering, procurement and construction of the Plant containing provisions for liquidated damages for delay and underperformance, provisions for performance tests, provisions for performance and payment bonds or guarantees, and such other terms customary for such an agreement in form and substance satisfactory to all Members;

                           (vii) the Company shall have executed natural gas
                  supply contracts sufficient to supply the Plant's feedstock requirements and product offtake contracts in form and substance satisfactory to all Members;

                           (viii) all Members shall have completed due diligence
                  to their satisfaction regarding market, competition, cost, strategy and management plans for the Plant, including review by an independent consultant of Plant financial proforma assumptions used by the Company;

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                           (ix) all Members shall have received internal credit
                  and management approvals to enter into this Agreement and make their respective Capital Contributions;

                           (x) the Company shall have received all Permits and
                  approvals necessary to design, construct and operate the Plant (except for any Permits which cannot be obtained until a later stage of design, construction or completion of the Plant, and the Company shall have no reason to believe that any such Permits that have not been obtained will not be obtained as and when required for the design, construction and operation of the Plant in accordance with applicable Laws);

                           (xi) the Company shall have received certificates of
                  insurance and brokers' opinion letter(s) satisfactory to all Members demonstrating insurance coverage in types and amounts and with insurers which are rated "A" or better by A. M. Best & Company, which will include title, property, builders risk, comprehensive general liability, auto liability, excess liability, worker's compensation, business interruption and key man life insurance and which policies will contain provisions that the policies will not be invalidated by any acts or omissions of the insurer, will require insurer to provide at least 30 days written notice of cancellation or material change, will list lenders, and their affiliates as their applicable interests appear, and include insurer's waiver of rights of subrogation, set-off and counterclaim against lenders;

                           (xii) the Company shall have entered into employment
                  agreements with senior management of the Company in form and substance satisfactory to all Members;

                           (xiii) the Company shall have received mortgagee and
                  owner title insurance policies acceptable to the lenders and all Members;

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                           (xiv) the final economics of the design, engineering,
                  construction, start up and operation of the Plant shall not be materially different than those presented by the Company in the proformas provided to each Member;

                           (xv) the terms of the waste water treatment and other
                  utility purchase agreements shall be acceptable to all Members;

                           (xvi) all Members shall be satisfied with the parties
                  engaged by the Company to design, engineer, construct, start up and operate the Plant; and

                           (xvii) all construction and term loan conditions
                  precedent to funding such loans shall have been met.

                           (xviii) the Company shall have paid ECT's legal
                  expenses incurred in connection with the transactions contemplated by this Agreement up to $100,000.

         6.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to perform this Agreement and consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by The Company pursuant to SECTION 8.07 of this Agreement:

                  (a) For purposes of this SECTION 6.03(a), the accuracy of the representations and warranties of ECT set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of ECT set forth in this Agreement shall be true and correct in all material respects.

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                  (b) Each and all of the agreements and covenants of ECT to be performed and complied with pursuant to this Agreement and the other agreements contemplated by this Agreement prior to the Closing shall have been duly performed and complied with in all material respects.

                  (c) ECT shall have delivered to the Company (i) a certificate, dated as of the Closing Date and signed on its behalf by an authorized officer, to the effect that the conditions set forth in the SECTION
         6.03 of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by ECT's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, all in such reasonable detail as the Company and its counsel shall request.

                  (d) The Company shall have received an opinion of Bracewell & Patterson L.L.P., counsel to ECT, dated as of the Closing Date, in form and substance reasonably acceptable to the Company.

                  (e) All actions to be taken by ECT in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments, and other documents required to effect the transaction contemplated by this Agreement will be reasonably satisfactory in form and substance to the Company.

                               7. INDEMNIFICATION

         7.01 SURVIVAL. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any representation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter.

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         7.02 INDEMNIFICATION FOR BENEFIT OF ECT. In the event the Company breaches any of its representations, warranties or covenants contained in this Agreement, and provided that ECT makes a written claim for indemnification against the Company pursuant to SECTION 7.04 below within the survival period set forth in SECTION 7.01, then the Company agrees to indemnify ECT from and against the entirety of any Adverse Consequences ECT shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences ECT shall suffer after the end of the survival period to the extent a claim therefore is not made prior to the end of such survival period) caused by the breach.

         7.03 INDEMNIFICATION FOR BENEFIT OF THE COMPANY. In the event ECT breaches any of its representations, warranties or covenants contained in this Agreement, and provided that the Company makes a written claim for indemnification against ECT pursuant to SECTION 7.04 below within the survival period set forth in SECTION 7.01, then ECT agrees to indemnify the Company from and against the entirety of any Adverse Consequences the Company shall suffer through and after the date of the claim for indemnification (but excluding Adverse Consequences the Company shall suffer after the end of any applicable survival period to the extent a claim therefore is not made prior to the end of such survival period) caused by the breach.

         7.04 MATTERS INVOLVING THIRD PARTIES.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ARTICLE 7, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                  (b) An Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice

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         reasonably satisfactory to the Indemnified Party; provided however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in SECTION 7.04(b) above, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

         7.05 DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this ARTICLE 7.

         7.06 OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions in this ARTICLE 7 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for any breach of a representation, warranty, or covenant.

                                8. MISCELLANEOUS

         8.01 EXPENSES AND ATTORNEY FEES. Except for payment by the Company of up to $100,000 of ECT's legal fees, as provided in SECTION 6.02(c)(xviii), each Party shall pay all of its own legal and due diligence expenses incurred in connection with the negotiation, execution and performance of this Agreement.

         8.02 NOTICES. Any notice relating to this Agreement shall be deemed sufficiently given and served for all purposes if given by a telegram filed, charges

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prepaid, or a writing deposited in the United States mail, postage prepaid and registered or certified within the Continental United States, or a writing sent by Federal Express or other nationally or internationally recognized overnight courier service, or a writing sent by telecopy or facsimile transmission (which shall request confirmation of receipt) addressed as follows:

         If to the Company:

                  Syntroleum/Sweetwater Company, L.L.C.
                  c/o Syntroleum Corporation
                  1350 South Boulder, Suite 1100
                  Tulsa, Oklahoma  74119
                  Attention:  Office of the President

         with a copy to:

                  Syntroleum Corporation
                  1350 South Boulder, Suite 1100
                  Tulsa, Oklahoma  74119
                  Attention:  Office of the General Counsel

         with a copy to:

                  Michael S. Moehlman, Esq.
                  Baker & Botts, L.L.P.
                  One Shell Plaza
                  910 Louisiana Street
                  Houston, Texas  77002

         If to ECT:

                  Enron Capital & Trade Resources Corp.
                  1400 Smith Street
                  Houston, Texas  77002-7361
                  Attention:  Tony A. Valentine, Director

         with a copy to:

                  Heather L. Brown, Esq.
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  Suite 2900
                  711 South Louisiana Street
                  Houston, Texas  77002-2781

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         8.03 HEADINGS. The section, subsection and paragraph headings throughout this Agreement are for convenience and reference only, and the words contained therein shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

         8.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each signed by different persons and all of said counterparts together shall constitute one and the same instrument, and such instrument shall be deemed to have been made, executed and delivered on the date first hereinabove written, irrespective of the time or times when the same or any counterparts thereof actually may have been executed and delivered.

         8.05 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated in this Agreement. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by the Company or ECT, each of the Company and ECT, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of such claim.

         8.06 ENTIRE AGREEMENT. Except as otherwise expressly provided in this Agreement, this Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreement between the Parties dated April 23, 1997). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

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         8.07 WAIVERS. Prior to Closing, a Party shall have the right to waive any Default in the performance of any term of this Agreement by the Company, to waive or extend the time for the compliance or fulfillment by the other Party any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of a Party under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the Party granting such a waiver. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         8.08 ASSIGNMENT. Except as expressly contemplated in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (which, for the purpose of this SECTION 8.08, includes the sale or other transfer of a majority of the voting securities of a Party) by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party, except for (a) an assignment by a Party to a Person which is 100% owned by such Party, or (b) an assignment by ECT to any Affiliate of ECT which is not engaged in business or operations which could reasonably be deemed to be in competition with the primary business or operations of the Company (including subsequent assignments by any such Affiliate to any other Affiliate which meets the foregoing conditions), each of which assignments may be made without the consent of the other Party, provided that written notice of any such assignment shall be promptly given to the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         8.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws. The Parties expressly and irrevocably consent and submit to the

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jurisdiction of any federal or state court sitting in Wilmington, Delaware and agree that, to the fullest extent allowed by law, such Delaware federal and state courts shall have jurisdiction over any action, suit or proceeding arising out of or relating to this Agreement. The Parties each irrevocably waive, to the fullest extent allowed by law, any objection either of them may have to the laying of venue of any such suit, action or proceeding brought in any state or federal court sitting in Wilmington, Delaware based upon a claim that such court is inconvenient or otherwise an objectionable forum. Any process in any action, suit or proceeding arising out of or relating to this Agreement may, among other methods, be served upon any Party by delivering it or mailing it to their respective addresses set forth herein. Any such delivery or mail service shall be deemed to have the same force and effect as personal service in Wilmington, Delaware. The parties agree that the provisions of this SECTION 8.09 relating to jurisdiction and venue shall not be deemed to be the consent by any party to the exclusive jurisdiction or venue of any federal or state court sitting in Wilmington, Delaware.

         8.10 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "Including" are used in this Agreement, they shall be deemed followed by the words "without limitation".

         8.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any Jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other Jurisdiction. If any

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provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.12 LIMITATION ON DAMAGES. In no event shall a Party be liable to the other Party for any special, indirect, consequential, incidental, punitive, or exemplary damages, including without limitation, lost profits or savings, regardless of the form of action giving rise to such a claim for such damages, whether in contract or tort including negligence, even if a Party has been advised of the possibility of such damages. In the event a Party is found, despite provisions of this SECTION 8.12, liable to another Party for special, indirect, consequential, incidental, punitive, or exemplary damages, then the maximum limit of such damages is agreed to be $5,000.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the Effective Date.

                                SYNTROLEUM/SWEETWATER COMPANY, L.L.C.
                                By Syntroleum Corporation, Manager

                                                                         [SEAL]

                                By /s/ Mark A. Agee
                                  --------------------------------------------
                                  Mark A. Agee, President


                                ENRON CAPITAL & TRADE RESOURCES CORP.


                                By /s/ J. Kevin McConville
                                  --------------------------------------------

                                Title: Vice President
                                      ----------------------------------------



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